SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

CENIT Bancorp, Inc.
----------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

----------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies.

       ---------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies.

       ---------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       ---------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

       ---------------------------------------------------------------
    5) Total fee paid:

       ---------------------------------------------------------------

 / / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       ---------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:

       ---------------------------------------------------------------

    3) Filing Party:

       ---------------------------------------------------------------

    4) Date Filed:

       ---------------------------------------------------------------

A Message From Michael S. Ives
President & Chief Executive Office
CENIT Bancorp, Inc.


-------------------------------------------------------------------------------

CENIT Bancorp, Inc.                                   Michael S. Ives
Corporate Offices                                     President and
225 West Olney Road                                   Chief Executive Officer
Norfolk, Virginia 23510-1586
(757) 446-6678


                                                      CENIT Bancorp, Inc.

April 15, 1997



To Our Stockholders, Customers and The Community:

Through our community banks, CENIT Bank and Princess Anne Bank, we touch the lives of many of you each day. Some of you are stockholders, others are customers, and many are our friends and neighbors. We value your investment, your business, and your friendship, and we want to share with you our views on the proxy contest currently underway at CENIT.

Recently a stock speculator known as Mid-Atlantic Investors began a proxy contest for the sole purpose of forcing the immediate sale of our Company regardless of the consequences to you. To a speculator, CENIT has no value other than as a vehicle to achieve a quick financial return. For Mid-Atlantic, CENIT is just one more "deal" among many.

Mid-Atlantic claims that we have not served our stockholders well. That is not the case, and we feel compelled to respond.

Since CENIT became a public company in 1992, the market value of CENIT's stock has grown at the impressive rate of more than 31% per year. We have also had regular increases in our dividend to the present annualized rate of $1.00 per share. We are proud of these accomplishments, and we believe that most of our stockholders are satisfied with the returns they have received so far on their investments.

Our two community banks have maintained a steady course of expanding both our branch network and our range of services for our customers. We have increased the number of our branches from 11 to 19, and we are the only local financial institution with offices in all six of the most populous cities in Hampton Roads.

Our banks and our employees are active as volunteers and contributors in many of the leading charitable and civic endeavors of the communities that we serve. We are richer for these experiences, and we believe that our communities are richer from our presence.

Mid-Atlantic says that there is no place for community banks like ours in the financial services industry of tomorrow. Our stockholders, our customers, and our friends and neighbors are telling me otherwise. We are grateful that this decision rests in the hands of all our stockholders and not just Mid-Atlantic.

I want to thank you for the outpouring of support that we have received from you over the past few weeks. Your kind words and expressions of support have strengthened our resolve to resist the manipulative activities of Mid-Atlantic. To do otherwise would be dishonorable for us and disloyal to you.

I encourage all of our stockholders to join with us to preserve the value of our investments and our excellent prospects for future growth and value. Please show your support for our vision of community banking either by signing and returning the white CENIT proxy card or by voting in person at our annual meeting on April 23rd. If you have not yet received your proxy card, or need a replacement proxy card, or simply have questions about this process, please contact our proxy solicitor, Georgeson & Company, at 1-800-223-2064.

With your help, we look forward to continuing the growth of our community banks in Hampton Roads for the benefit of our stockholders, our customers, and our communities. Our record over the past five years demonstrates that this is a winning formula for all of us.

Sincerely,

/s/ Mike Ives

Michael S. Ives

-------------------------------------------------------------------------------

                                                  CENIT BANCORP, INC.